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                                                                  Exhibit 10.36

                                 PROMISSORY NOTE

$1,149,639                                                  BALTIMORE, MARYLAND
                                                        as of February 22, 2001

ON DEMAND, the undersigned promises to pay to the order of eChapman.com, Inc., One Million One Hundred Forty-Nine Thousand Six Hundred Thirty-Nine Dollars ($1,149,639), at its offices in Baltimore, Maryland, together with interest thereon from the date hereof until paid at the rate of 5.18% per annum.

                                              /s/ NATHAN A. CHAPMAN, JR.
                                              -------------------------------
                                              Nathan A. Chapman, Jr.